Exhibit 4.2

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 1, 2021, by and among each of the entities listed on Exhibit A attached hereto (the “New Guarantors”), each a subsidiary of Civitas Resources, Inc. (f/k/a Bonanza Creek Energy, Inc.), a Delaware corporation (or its successor) (the “Company”), the Company, on behalf of itself and the Subsidiary Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Company has heretofore executed and delivered an Indenture dated as of April 1, 2021, as amended by the first supplemental indenture thereto, dated as of April 1, 2021, by and among the Company, the Trustee and the subsidiary guarantors party thereto (as further amended, supplemented or otherwise modified through the date hereof, the “Indenture”), by and among the Company, the Existing Guarantors and the Trustee, providing for the issuance of 7.50% Senior Notes due 2026 (the “Notes”);

WHEREAS, on November 1, 2021, Raptor Eagle Merger Sub, Inc., a Delaware corporation, merged with and into Extraction Oil & Gas, Inc., a Delaware corporation (“Extraction”), pursuant to that certain Agreement and Plan of Merger, dated as of May 9, 2021, by and among the Company, Extraction and certain other parties thereto (the “Extraction Merger”);

WHEREAS, on November 1, 2021, Raptor Condor Merger Sub 1, Inc., a Delaware corporation, merged with and into CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“CP America”), and CP America merged with and into Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), pursuant to that certain Agreement and Plan of Merger, dated as of June 6, 2021, by and among the Company, CP America, Merger Sub 2 and certain other parties thereto (the “CP America Merger”);

WHEREAS, in connection with the Extraction Merger and the CP America Merger, the Company changed its name from “Bonanza Creek Energy, Inc.” to “Civitas Resources, Inc.”;

WHEREAS Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture pursuant to a guarantee on the terms and conditions set forth herein and therein; and

WHEREAS pursuant to Section 8.01(d) of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Trustee and, on behalf of itself and the Existing Guarantors, the Company mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Guarantee. The New Guarantors hereby unconditionally and irrevocably agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

CIVITAS RESOURCES, INC.

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: General Counsel and Secretary

SIGNATURE PAGE TO

THE SECOND SUPPLEMENTAL INDENTURE

NEW GUARANTORS:

EXTRACTION OIL & GAS, INC.

RAPTOR CONDOR MERGER SUB 2, LLC

CRESTONE PEAK RESOURCES GP INC.

CRESTONE PEAK RESOURCES LP

CRESTONE PEAK RESOURCES LLC

CRESTONE PEAK RESOURCES HOLDINGS LLC

CRESTONE PEAK RESOURCES OPERATING LLC

CRESTONE PEAK RESOURCES MIDSTREAM LLC

CRESTONE PEAK RESOURCES ACQUISITION COMPANY I LLC

COLLEGIATE HOLDINGS LLC

CRESTONE PEAK RESOURCES WATKINS MIDSTREAM LLC

CRESTONE PEAK RESOURCES WATKINS HOLDINGS LLC 8 NORTH, LLC 7N, LLC

TABLE MOUNTAIN RESOURCES, LLC

NORTHWEST CORRIDOR HOLDINGS, LLC

XTR MIDSTREAM, LLC

EXTRACTION FINANCE CORP.

AXIS EXPLORATION, LLC

XOG SERVICES, LLC

MOUNTAINTOP MINERALS, LLC

By:	/s/ Cyrus D. Marter IV
Name: Cyrus D. Marter IV
Title: President and Secretary

SIGNATURE PAGE TO

THE SECOND SUPPLEMENTAL INDENTURE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kathy L. Mitchell
Name: Kathy L. Mitchell
Title: Vice President

SIGNATURE PAGE TO

THE SECOND SUPPLEMENTAL INDENTURE

Exhibit A

New Guarantors

1.	Crestone Peak Resources GP Inc., a Delaware corporation

2.	Crestone Peak Resources LP, a Delaware limited partnership

3.	Crestone Peak Resources LLC, a Delaware limited liability company

4.	Crestone Peak Resources Holdings LLC, a Delaware limited liability company

5.	Crestone Peak Resources Operating LLC, a Delaware limited liability company

6.	Crestone Peak Resources Midstream LLC, a Delaware limited liability company

7.	Crestone Peak Resources Acquisition Company I LLC, a Delaware limited liability company

8.	Collegiate Holdings LLC, a Delaware limited liability company

9.	Crestone Peak Resources Watkins Midstream LLC, a Delaware limited liability company

10.	Crestone Peak Resources Watkins Holdings LLC, a Delaware limited liability company

11.	8 North, LLC, a Delaware limited liability company

12.	7N, LLC, a Delaware limited liability company

13.	Table Mountain Resources, LLC, a Delaware limited liability company

14.	Northwest Corridor Holdings, LLC, a Delaware limited liability company

15.	XTR Midstream, LLC, a Delaware limited liability company

16.	Extraction Finance Corp., a Delaware corporation

17.	Axis Exploration, LLC, a Delaware limited liability company

18.	XOG Services, LLC, a Delaware limited liability company

19.	Mountaintop Minerals, LLC, a Delaware limited liability company

20.	Extraction Oil & Gas, Inc., a Delaware corporation

21.	Raptor Condor Merger Sub 2, LLC, a Delaware limited liability company

EXHIBIT A TO

THE SECOND SUPPLEMENTAL INDENTURE